UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2016

I.D. SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15087	22-3270799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2016, I.D. Systems, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to Severance Agreement (as amended, the “Severance Agreement”) with Kenneth Ehrman, the former Chief Executive Officer of the Company. Pursuant to the Amendment, (i) Mr. Ehrman’s resignation as the Chief Executive Officer of the Company, effective December 6, 2016, is deemed to be a “Trigger Event”, triggering the payments and benefits under the Severance Agreement, (ii) the period during which Mr. Ehrman shall be entitled to receive certain severance benefits has been increased from fifteen (15) to eighteen (18) months (such period, the “Severance Period”), (iii) Mr. Ehrman shall receive cash payments at the rate of his base salary for the first fifteen months of the Severance Period, (iv) Mr. Ehrman shall continue to be eligible to participate in the Company’s healthcare plan following the Severance Period so long as he pays all premiums associated with such healthcare coverage, and (v) Mr. Ehrman shall be entitled to a car allowance of $1,500 per month for the duration of the Severance Period. Concurrently with the entry into the Amendment, Mr. Ehrman and the Company also entered into a Separation and General Release Agreement (the “Release”), pursuant to which Mr. Ehrman has agreed to a general release of all claims against the Company and certain related parties as well as certain restrictive covenants, in exchange for the payments and benefits under the Severance Agreement.

In connection with the entry into the Amendment and the Release, Mr. Ehrman has resigned from the Board of Directors of the Company (the “Board”), effective December 20, 2016, and has been hired as a special advisor to the Board for a period of six (6) months following the effective date of the Release (the “Release Effective Date”), for which he shall receive an advisory fee in the amount of $30,000 a month and 18,244 restricted shares of the Company’s common stock, which shares shall vest in equal monthly installments over a six-month period beginning on the Release Effective Date. The restricted shares are subject to the terms and conditions of the Company’s 2015 Equity Compensation Plan.

The description of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

As described above, the following exhibit is filed as part of this report:

Exhibit Number	Description

10.1	Amendment No. 2 to Severance Agreement, dated December 20, 2016, between I.D. Systems, Inc. and Kenneth Ehrman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	Chief Financial Officer

Date: December 21, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 2 to Severance Agreement, dated December 20, 2016, between I.D. Systems, Inc. and Kenneth Ehrman.